EXHIBIT 99.1

Interactive Intelligence Reports Record Fourth Quarter 2007 and Fiscal Year Operating Results
Company posts:
- 32 percent annual revenue growth
- 61 percent increase in operating income
- Over $20 million of operating cash flow

INDIANAPOLIS, Jan. 30, 2008 – Interactive Intelligence Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, reported record financial results for its fourth quarter and fiscal year ended Dec. 31, 2007. Revenues for the 2007 fiscal year totaled $109.9 million, up 32 percent from $83.0 million in 2006. Fourth quarter revenues were $29.3 million, a 23 percent increase from $23.9 million in the same quarter last year.

“Our growth was largely driven by the significant value proposition offered by our unique all-in-one communications software suite for contact centers and enterprises,” said Interactive Intelligence CEO, Dr. Donald E. Brown. “We exceeded our original growth targets for the year, gained market share by growing faster than the overall market, and achieved a significant milestone by breaking through the $100 million revenue mark.

“Our results demonstrate that we continue to deliver great value to our customers as they make the transition to voice over IP. We added 93 new customers in the fourth quarter and 325 new customers for the year. We also gained increased recognition for our innovative technology as reflected in our positioning in the “Leaders Quadrant” of Gartner’s 2007 Contact Center Infrastructure report.”

Net income for the 2007 fourth quarter was $10.3 million, with diluted earnings per share (EPS) of $0.53. These results include $840,000 of expense related to employee stock options, as well as a tax benefit of $8.1 million recorded to reduce the valuation allowance for deferred tax assets. Net income for the fourth quarter of 2006 was $1.6 million with EPS of $0.08, including stock option expense of $539,000.

For the 2007 fourth quarter, non-GAAP (generally accepted accounting principles) net income was $3.1 million, or EPS of $0.16, compared to non-GAAP net income of $2.1 million, or EPS of $0.11, in the same quarter last year. The non-GAAP differences were due to exclusion of the non-cash income tax benefit recorded in the fourth quarter of 2007 and stock-based compensation expense recorded in both years.

Net income for the 2007 fiscal year was $17.5 million with EPS of $0.91, up from 2006 fiscal year net income of $10.2 million with EPS of $0.56. Net income for 2007 included expense for employee stock options of $3.1 million, as well as the tax benefit of $8.1 million recorded in the fourth quarter. Net income for 2006 included expense for employee stock options of $2.1 million, as well as a tax benefit of $5.0 million recorded in the third quarter to reduce the valuation allowance for deferred tax assets related to tax operating loss carry-forwards.

Non-GAAP net income for the 2007 fiscal year was $12.5 million, or EPS of $0.65, compared to non-GAAP net income of $7.4 million, or EPS of $0.40, in the 2006 fiscal year. The non-GAAP differences were due to exclusion of the non-cash income tax benefit and stock-based compensation expense recorded in both years.

Cash and short-term investments as of Dec. 31, 2007 totaled $46.3 million, up from $27.1 million on Dec. 31, 2006. Cash flow from operating activities for fiscal year 2007 was $20.2 million.

“We believe migration to VoIP continues to fuel our company’s strong and steady growth,” Brown said. “The latest version of our software, released in the fourth quarter of 2007, takes full advantage of this trend with additional IP-related enhancements in the areas of security, ease-of-deployment, integration, and mobility.

“While cautious about 2008 given the current economic environment, we believe our competitive advantages will continue to drive revenue growth and are targeting an increase in revenues in 2008 of between 20 and 25 percent, along with operating margins, excluding stock option expenses, of between 10 and 11 percent.”

Interactive Intelligence will host a conference call Wednesday, Jan. 30 at 4:30 p.m. Eastern time (EST), featuring Dr. Brown and the company’s CFO, Stephen R. Head. There will be a live Q&A session following opening remarks.

To access the teleconference, please dial 1 877.548.7911 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence fourth quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://www.inin.com/investors. An archive of the teleconference will be posted following the call.

The non-GAAP measures shown in this release exclude non-cash stock-based compensation expense for stock options and non-cash income tax benefits. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with historical periods because certain historical periods did not include stock-based compensation expense for stock options or the non-cash income tax benefitsrelated to the reduction in the valuation allowance for the deferred tax assets. Interactive Intelligence's management uses these non-GAAP results to compare its performance to its competitors in the software industry. Because stock-based compensation expense and non-cash tax benefitscan vary significantly between companies, it is useful to compare results without these amounts. Management also uses financial statements that do not include stock-based compensation expense related for stock options or non-cash income tax benefits for its internal budgets.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified IP business communications solutions for contact center automation, enterprise telephony, and enterprise messaging. The company was founded in 1994 and has more than 3,000 customers worldwide. Interactive Intelligence is among the top 500 global software and services suppliers, and is ranked among the top 200 North American networking vendors. The company employs more than 550 people and is headquartered in Indianapolis, Indiana. It has six global corporate offices, with additional sales offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

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Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
			(Note 1)
Revenues:
Product	$15,189	$12,607	$57,673	$43,021
Services	14,087	11,257	52,228	40,023
Total revenues	29,276	23,864	109,901	83,044
Cost of revenues:
Product	3,986	3,245	14,159	9,318
Services	5,619	4,555	21,094	14,676
Total cost of revenues	9,605	7,800	35,253	23,994
Gross profit	19,671	16,064	74,648	59,050
Operating expenses:
Sales and marketing	9,606	8,220	36,368	29,503
Research and development	4,568	3,645	17,040	13,578
General and administrative	3,586	2,886	13,246	10,992
Total operating expenses	17,760	14,751	66,654	54,073
Operating income	1,911	1,313	7,994	4,977
Other income:
Interest income, net	453	312	1,721	694
Other expense, net	(27)	(5)	(96)	(94)
Total other income	426	307	1,625	600
Income before income taxes	2,337	1,620	9,619	5,577
Income tax benefit (expense)	8,000	(64)	7,837	4,671
Net income	$10,337	$1,556	$17,456	$10,248

Net income per share:
Basic	$0.58	$0.09	$1.00	$0.62
Diluted	$0.53	$0.08	$0.91	$0.56

Shares used to compute net income per share:
Basic	17,757	16,895	17,481	16,553
Diluted	19,524	19,130	19,251	18,383

Note 1: The 2007 amounts for the first three quarters have been changed to reflect adjustments to product revenues and related commission expense. These adjustments were deemed immaterial to those prior periods.

Interactive Intelligence, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net income, as reported	$10,337	$1,556	$17,456	$10,248
Non-cash stock-based compensation expense:
Cost of services	63	41	247	157
Sales and marketing	362	255	1,305	1,023
Research and development	154	84	565	263
General and administrative	261	159	1,009	704
Total	840	539	3,126	2,147
Non-cash income tax benefit	(8,091)	-	(8,091)	(5,000)
Non-GAAP net income	$3,086	$2,095	$12,491	$7,395

Operating income, as reported	$1,911	$1,313	$7,994	$4,977
Non-cash stock-based compensation expense	840	539	3,126	2,147
Non-GAAP operating income	$2,751	$1,852	$11,120	$7,124

Diluted EPS, as reported	$0.53	$0.08	$0.91	$0.56
Non-cash stock-based compensation expense	0.04	0.03	0.16	0.12
Non-cash income tax benefit	(0.41)	-	(0.42)	(0.28)
Non-GAAP diluted EPS	$0.16	$0.11	$0.65	$0.40

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2007	2006
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$29,270	$13,531
Short-term investments	17,057	13,555
Accounts receivable, net	27,527	21,370
Deferred tax assets, net	5,833	1,314
Prepaid expenses	6,083	5,358
Other current assets	1,414	1,818
Total current assets	87,184	56,946
Property and equipment, net	6,932	5,469
Deferred tax assets, net	7,520	3,686
Other assets, net	1,802	674
Total assets	$103,438	$66,775

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$9,594	$7,885
Accrued compensation and related expenses	4,381	3,825
Deferred product revenues	6,843	5,910
Deferred services revenues	34,001	24,877
Total current liabilities	54,819	42,497

Commitments and contingencies	-	-

Shareholders' equity:
Preferred stock	-	-
Common stock	179	171
Additional paid-in-capital	79,405	72,528
Accumulated deficit	(30,965)	(48,421)
Total shareholders' equity	48,619	24,278
Total liabilities and shareholders' equity	$103,438	$66,775

Note 1: December 31, 2006 amounts derived from the audited Consolidated Balance Sheet included in the 2006 Annual Report on Form 10-K of Interactive Intelligence, Inc.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Year Ended
	December 31,
	2007	2006

Operating activities:
Net income	$17,456	$10,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,667	1,839
Accretion of investment income	(447)	(119)
Stock-based compensation expense	3,126	2,156
Deferred income tax	(8,353)	(5,000)
Loss on disposal of fixed assets	-	4
Changes in operating assets and liabilities:
Accounts receivable	(6,157)	(6,443)
Prepaid expenses	(725)	(2,298)
Other current assets	404	(1,029)
Other assets	(82)	(71)
Accounts payable and accrued liabilities	1,709	1,209
Accrued compensation and related expenses	556	1,323
Deferred product revenues	933	715
Deferred services revenues	9,075	8,049
Net cash provided by operating activities	20,162	10,583

Investing activities:
Purchases of available-for-sale investments	(24,670)	(16,849)
Sale of available-for-sale investments	21,615	6,989
Purchases of property and equipment	(4,094)	(3,299)
Acquisition of intangible and other assets	(1,033)	-
Net cash used in investing activities	(8,182)	(13,159)

Financing activities:
Proceeds from stock options exercised	3,544	4,379
Proceeds from issuance of common stock	215	177
Net cash provided by financing activities	3,759	4,556

Net increase in cash and cash equivalents	15,739	1,980
Cash and cash equivalents, beginning of period	13,531	11,551
Cash and cash equivalents, end of period	$29,270	$13,531

Cash paid for interest	$-	$49
Cash paid for taxes	232	386

Interactive Intelligence, Inc.
Selected Quarterly Financial Data
(in thousands, except per share amounts)
Unaudited

	2007
	Quarter Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,
Revenues:
Product	$12,356	$14,602	$15,526	$15,189
Services	11,932	12,533	13,676	14,087
Total revenues	24,288	27,135	29,202	29,276
Cost of revenues:
Product	2,441	3,500	4,232	3,986
Services	4,797	5,145	5,533	5,619
Total cost of revenues	7,238	8,645	9,765	9,605
Gross profit	17,050	18,490	19,437	19,671
Operating expenses:
Sales and marketing	8,654	8,822	9,286	9,606
Research and development	3,897	4,227	4,348	4,568
General and administrative	3,065	3,285	3,310	3,586
Total operating expenses	15,616	16,334	16,944	17,760
Operating income	1,434	2,156	2,493	1,911
Other income:
Interest income, net	472	384	412	453
Other income (expense), net	(56)	(42)	29	(27)
Total other income	416	342	441	426
Income before income taxes	1,850	2,498	2,934	2,337
Income tax benefit (expense)	(97)	(103)	37	8,000
Net income	$1,753	$2,395	$2,971	$10,337

Net income per share:
Basic	$0.10	$0.14	$0.17	$0.58
Diluted	$0.09	$0.12	$0.15	$0.53

Shares used to compute net income per share:
Basic	17,247	17,401	17,461	17,757
Diluted	19,236	19,291	19,407	19,524

Note 1: The 2007 amounts for the first three quarters have been changed to reflect adjustments to product revenues and related commission expense. These adjustments were deemed immaterial to those prior periods.